UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	43-1627032
(State of incorporation or organization)	(IRS Employer Identification No.)

16600 Swingley Ridge Road Chesterfield, MO	63017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196114 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The title of the securities of Reinsurance Group of America, Incorporated (the “Company”) to be registered hereunder is 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056 (the “Debentures”). The Debentures have been issued pursuant to the Company’s automatic shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on May 20, 2014 (File No. 333-196114) (the “Registration Statement”). The description of the Debentures, as set forth under the caption “Description of Debt Securities of RGA” in the prospectus dated May 20, 2014, constituting a part of the Registration Statement, as supplemented by the description set forth under the caption “Description of the Debentures” in the prospectus supplement dated June 1, 2016, filed with the Securities and Exchange Commission on June 3, 2016 (File No. 333-196114), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.2	Fourth Supplemental Indenture dated June 8, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on June 8, 2016.

4.3	Form of 5.75% Fixed-To-Floating Rate Subordinated Debenture due 2056, incorporated by reference from Exhibit A to the Fourth Supplemental Indenture filed as Exhibit 4.2 hereto.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED (Registrant)

Date: June 8, 2016	By:	/s/ Todd C. Larson
	Name:	Todd C. Larson
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture dated August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.2	Fourth Supplemental Indenture dated June 8, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on June 8, 2016.

4.3	Form of 5.75% Fixed-To-Floating Rate Subordinated Debenture due 2056, incorporated by reference from Exhibit A to the Fourth Supplemental Indenture filed as Exhibit 4.2 hereto.